UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 14, 2004

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Effective January 1, 2002, Zenith Insurance Company, a wholly owned subsidiary of the Registrant, and Odyssey America Reinsurance Corporation, an indirect subsidiary of Fairfax Financial Holdings, Limited, entered into a 10% quota share ceded reinsurance agreement with respect to all new and renewal workers’ compensation business written by Zenith Insurance Company.

As of September 16, 2004, companies controlled by Fairfax Financial Holdings, Limited owned 4,721,545 shares or approximately 24% of the total outstanding shares of the Registrant’s common stock, as well as $30 million of Registrant’s convertible notes which are presently convertible into 1.2 million shares of its common stock.  Fairfax has disclaimed control of the Registrant and has granted a trustee a proxy to vote all of the shares of the Registrant held by it and its subsidiaries in proportion to the voting of all other stockholders of the Registrant.

Either party may terminate the quota share agreement at December 31, 2004 or any subsequent December 31, by giving no less than 90 days notice.  On September 14, 2004, Zenith Insurance Company provided notice to Odyssey America Reinsurance Corporation that it was exercising the right to terminate the agreement effective December 31, 2004.  In connection with the termination, Zenith Insurance Company also elected to reassume the ceded unearned premiums in force as of December 31, 2004.

Ceded earned premiums in connection with the quota share were $36.8 million in 2002, $78.5 million in 2003 and $47.8 million in the six months ended June 30, 2004.  Quota share reinsurance allows the ceding company (Zenith Insurance Company) to increase the amount of business it writes while sharing the premiums and associated risks with the assuming company (Odyssey America Reinsurance Corporation).  The effect of quota share reinsurance is similar to providing capital to the ceding company.  Other sources of capital for Zenith Insurance Company are the earnings generated from its insurance and investment operations and, from time to time, contributions of capital from the Registrant.  We believe that these other sources of capital are sufficient to support the current operations of Zenith Insurance Company and we have therefore elected to terminate the quota share contract with Odyssey America Reinsurance Corporation.

Other than the effect on net premiums earned, the termination of the quota share agreement is not expected to have a material impact on the Registrant’s consolidated financial condition or results of operations.

There are no penalties associated with Zenith Insurance Company’s termination of the quota share agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	September 17, 2004	By:	/s/ William J. Owen
			Name:	William J. Owen
			Title:	Senior Vice President and Chief Financial Officer